Exhibit 99(c)

Supplement to Present Required Information in Searchable Format

FIVE-YEAR PERFORMANCE GRAPH

	2009	2010	2011	2012	2013	2014

GE	$100	$124	$126	$152	$210	$196
S&P 500	100	115	118	136	181	205
DJIA	100	114	124	136	176	194

STOCK PRICE RANGE AND DIVIDENDS

	Common stock market price		Dividends
	High	Low	declared

2014
Fourth quarter	$27.10	$23.69	$0.23
Third quarter	27.15	24.75	0.22
Second quarter	27.53	25.43	0.22
First quarter	27.94	24.32	0.22

2013
Fourth quarter	$28.09	$23.50	$0.22
Third quarter	24.95	22.76	0.19
Second quarter	24.45	21.11	0.19
First quarter	23.90	20.68	0.19

ORDERS

	2014		2013
(In billions)	Equipment	Services	Equipment	Services

Power & Water	$14.4	$13.5	$15.1	$12.3
Oil & Gas	10.0	9.6	10.9	8.9
Energy Management	6.1	2.3	6.6	2.2
Aviation	16.5	13.0	16.1	11.1
Healthcare	11.3	8.0	11.2	8.0
Transportation	6.7	3.0	2.4	2.7

Consolidated	$63.7	$48.1	$60.6	$43.8

BACKLOG

	2014		2013
(In billions)	Equipment	Services	Equipment	Services

Power & Water	$10.9	$53.9	$11.4	$53.2
Oil & Gas	12.0	7.0	13.0	5.8
Energy Management	3.9	1.1	3.6	1.0
Aviation	32.8	101.4	28.4	96.7
Healthcare	5.5	11.0	5.0	11.1
Transportation	6.1	15.1	2.5	12.4

Consolidated	$71.3	$189.5	$63.9	$180.2